UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 22, 2019

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2019, Success Entertainment Group International, Inc., a Nevada corporation (the “Company”) completed execution of a Securities Purchase Agreement with Crown Bridge Partners, LLC, a New York limited liability company, which is dated as of November 22, 2019. Under the terms of the Securities Purchase Agreement (the “Agreement”), the Company has issued a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $40,500. The Note is convertible into shares of common stock, $0.001 par value per share of the Company (“Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Note.

At any time after the issuance date, Crown Bridge Partners retains the right to convert all or any portion of the outstanding principal and interest into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the issuance date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as calculated in the Note (“Conversion Price”). The per share Conversion Price into which the principal and interest under the Note shall be convertible into shares of Common Stock is equal to the lesser of (i) 50% multiplied by the lowest “Trading Price” (defined below) (representing a discount rate of 50% during the prior date of his Note or (ii) the Variable Conversion Price (defined below) (subject to equitable adjustment as further described herein). The “Variable Conversion Price” meaning, 50% multiplied by the Market Price (as defined herein)(representing a discount rate of 50%). “Market Price” means, for any security as of any date, the lowest traded price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Principal Market”)as reported by a reliable reporting service (“Reporting Service”) designated by Crown Bridge Partners (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foreign manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes.

Each time, while this Note is outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Variable Conversion Price in effect at that time (prior to all other applicable adjustments on this Note) until this Note is no longer outstanding. Each time, while this Note is outstanding, the Company enters in a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has a look back greater than the look back period in effect under the Note at that time, then Crown Bridge Partner’s look back period shall automatically be adjusted to such greater number of days until the Note is no longer outstanding. The Company shall give written notice to Crown Bridge Partners, with the adjusted Variable Conversion Price and/or adjusted look back period (each adjustment that is applicable due to triggering event), within one (1) business day of an event that requires any adjustment described in the two immediately preceding sentences. Crown Bridge Partners shall be entitled to deduct $1,250 from the conversion amount in each Notice of Conversion to cover Crown Bridge Partner’s deposit fees associated with each Notice of Conversion.

If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of Crown Bridge Partners, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares issuable upon conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by Crown Bridge Partners to the par value price.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant.

As reported, the Note is in the principal amount of $40,500, and is convertible into shares of Common Stock.

The principal amount of the Note, as issued on November 22, 2019 is $40,500, of which $36,500 is the actual amount of the purchase price plus an original issue discount of $4,000. The principal amount is subject to an interest rate of five percent (5%) per annum from the issuance date. The Note will mature on November 22, 2020(subject to extension as set forth below), and any unpaid principal, and any accrued and unpaid interest and other fees, shall be due and payable. The Note may not be prepaid. Interest shall be computed on the basis of a 365-day year and actual number of days elapsed. Any principal or interest that remains unpaid under the Note when it is due shall bear interest at the lesser of (i) five percent (5%) per annuum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid.

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The Note carries an original issue discount of $4,000 (the “OID”) to cover the Crown Bridge Partners’ accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be $36,500.

Under the Agreement, there are several actions that will result in a default which will cause acceleration of the principal due under the Note (“Event of Default”). Those Events of Default are:

•	The Company’s failure to pay the principal or interest on the Note upon maturation
•	The Company’s failure to issue shares to Crown Bridge Partners, or any action by the Company that delays or impairs the delivery of shares
•	The Company breaches any material covenant or other material term or condition contained in this Note and any collateral documents and such breach continues for a period of ten (10) days after written notice thereof to the Company from Crown Bridge Partners
•	Any breach of representations or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or whit the passage of time) will have a material adverse effect on the rights of Crown Bridge Partners with respect to this Note
•	The Company makes an assignment for the benefit of another creditor
•	Any money judgment is entered against the Company for more than $50,000 that remains unvacated for a period of twenty (20) days unless Crown Bridge Partners consent, consent which will not be unreasonably withheld
•	The Company files for bankruptcy
•	Delisting of Common Stock on the Principal Market or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.
•	The Company fails to comply with the Securities Exchange Act of 1934
•	Liquidation, dissolution, or winding up of the Company or a substantial portion of its business
•	Cessation of the Company’s operations
•	Restatement of the Company’s financial statements that has an adverse material effect on the rights of Crown Bridge Partners
•	The Company replaces its transfer agent and fails to deliver instructions as initially delivered pursuant to the Agreement
•	At any time while this Note is outstanding, the lowest Trading Price on the Principal Market or other applicable principal trading market for the Common Stock is equal to or less than $0.0001.
•	Any other event of default under the Company’s other notes, loans, agreements, or other instruments of indebtedness
•	Any dilutive issuance of the Company
•	The Company loses its bid price for its Common Stock
•	Any attempt by the Company or its officers, directors, and/or affiliates to convey or transmit non-public information which is not immediately cured by a filing of a Form 8-K
•	Unavailability of Rule 144 clearance for Crown Bridge Partners’s newly received shares of Common Stock
•	Desilting or suspension of trading of Common Stock on OTC, NASDAQ, or the NYSE

Upon the occurrence of any of these Events of Default, the Note becomes immediately due and payable, and the Company must pay to Crown Bridge Partners the principal plus all accrued interest through the date of full repayment multiplied by 150%. Crown Bridge Partners may, in its sole discretion, choose to accept payment in part in Common Stock and in part in cash. Upon an uncured Event of Default, all amounts payable under the Note become due and payable, together with all costs, including legal fees and expenses, and collection fees and expenses. Further, if after six months following the issuance date the Company breaches its obligations to issue tradeable shares to Crown Bridge Partners, Crown Bridge Partners is entitled to use the lowest closing bid price during the delinquency period as a base price for any conversion under the Note.

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Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement

10.2	Convertible Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2019	By:	/s/ Brian Kistler
Brian Kistler
President, Secretary, and Director

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